UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: February 4, 2010

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

1978 Vine Street, Suite 502
Vancouver, British Columbia, Canada, V6K 4S1
(Address of principal executive offices)

(604) 737 0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 6, 2010, Buckingham Exploration Inc. (the “Company) entered into an Option Agreement (the “Option Agreement”) with Argus Metals Corp. (“Argus”) in relation to three mining claims known as the Lady Ermalina Chemainus Claims located on Vancouver Island, British Columbia (the “Property”). An executed copy of the Option Agreement was received by the Company on January 29, 2010.

The Company agreed to issue an aggregate of 600,000 shares of common stock of the Company and to pay an aggregate of $5,000 in cash in consideration for the grant of the sole and exclusive right and option to acquire a one hundred percent (100%) undivided interest in the Property. Further, the Company has to incur not less than $600,000 in expenditures related to exploration and development on the Property before January 6, 2012. The Company’s acquisition of the Property will promote the Company’s exploration projects in British Columbia.

The Option Agreement contains standard representations, warranties, covenants and indemnities. The closing of the transaction contemplated by the Option Agreement is subject to the satisfaction of customary conditions.

The description of the Option Agreement in this report is intended to summarize the terms of the Option Agreement and does not purport to be a complete discussion of such terms.  Investors should review the Option Agreement in its entirety incorporated herein as Exhibit 10.1.

EXHIBIT

Number	Description of Exhibit
10.1	Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2010	BUCKINGHAM EXPLORATION INC.
(Registrant)

By: /s/ C. Robin Relph
C. Robin Relph,
President and Chief Executive Officer